                                    AGREEMENT

                                     BETWEEN

                    OFFICE AND DISTRIBUTION EMPLOYEES' UNION
                              LOCAL 99, U.N.I.T.E.

                                       AND

                            LECHTERS, INC. (EMPLOYER)

                                        *

                         MARCH 16, 1996 - MARCH 15, 1999

                                TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----

UNION RECOGNITION......................................................     1

SCOPE OF AGREEMENT.....................................................     1

HIRING OF EMPLOYEES....................................................     2

UNION SECURITY.........................................................     3

TRIAL PERIOD ..........................................................     3

MANAGEMENT RIGHTS......................................................     3

TEMPORARY EMPLOYEES....................................................     4

SENIORITY AND LAYOFFS..................................................     4

JOB OPENINGS...........................................................     5

HOURS OF WORK..........................................................     6

OVERTIME PAY...........................................................     6

PAYMENT ON APPEARANCE FOR WORK.........................................     7

GENERAL WAGE INCREASE..................................................     8

CHANGE IN SHIFT TIMES..................................................     8

MINIMUM WAGE...........................................................     9

HOLIDAYS...............................................................     9

VACATIONS..............................................................    12

AUTHORITY TO ACT FOR UNION.............................................    13

NO-STRIKE PROVISION....................................................    14

NO LOCK-OUT PROVISION..................................................    14

ARBITRATION............................................................    15

CHECK OFF OF DUES......................................................    17

BENEFIT FUNDS..........................................................    17

SEVERANCE FUND-TERMINATION OR DISMISSAL OF BENEFITS....................    21

DISCHARGE OF EMPLOYEES.................................................    24

SHOP STEWARD AND COMMITTEE.............................................    24

RIGHT OF VISITATION....................................................    25

STRIKES OF U.N.I.T.E. AFFILIATES.......................................    25

EXAMINATION OF RECORDS.................................................    26

PENALTY UPON FAILURE TO PAY DUES AND CONTRIBUTIONS.....................    26

PENALTY UPON FAILURE TO PAY DUES AND CONTRIBUTIONS.....................    26

PRE-TICKETING AND OTHER PROCESSING OPERATIONS..........................    26

UNION RECOGNITION IN ADDITIONAL FACILITIES.............................    27

REMOVAL OF FACILITIES..................................................    27

CONTRACTING OUT........................................................    27

REORGANIZATION.........................................................    28

SURVIVAL OF LIABILITY..................................................    28

CONTINUING OBLIGATIONS IN THE EVENT OF SALE OR TRANSFER................    28

INVALIDITY OF PART OF AGREEMENT........................................    29

NO DISCRIMINATION......................................................    29

EXISTING BENEFITS......................................................    30

JURY DUTY..............................................................    30

TIME OFF FOR UNION MEETINGS............................................    30

FIRE DRILLS............................................................    30

NO MODIFICATION OR WAIVER..............................................    31

DURATION OF AGREEMENT..................................................    31

     AGREEMENT made and entered into the 16th of March, 1996, effective as March 16, 1996 by and between LECHTERS, INC. (Employer), located at 1 Cape May Street, Harrison, NJ 07029, herein referred to as the "Employer," and LOCAL 99, U.N.I.T.E. (formerly known as Local 99, I.L.G.W.U.), herein referred to as the "Union."

                              W I T N E S S E T H:

     WHEREAS, the parties hereto desire to regulate mutual relations between the Employer and the Union with a view toward securing harmonious cooperation between them and averting disputes; and

     WHEREAS, the Union represents the overwhelming majority of the workers in the job functions hereinafter set forth employed by the Employer;

     NOW, THEREFORE, in consideration of the mutual promises set forth, the parties hereto agree with each other as follows:

                                UNION RECOGNITION

     1. The Employer recognizes the Union as the sole and exclusive bargaining agent and representative of the employees covered by this Agreement for the purposes of collective bargaining with respect to all matters affecting such employees.

                               SCOPE OF AGREEMENT

     2. This contract shall apply to and cover warehouse and distribution workers employed in the following job functions in the warehouse and distribution center at One Cape May Street, Harrison, New Jersey and any other warehouse and distribution center within 100 miles from its present location in Harrison, New Jersey to which this Agreement shall apply as set forth in paragraphs 32 and 33 hereof:

                  Shipping Clerks, including sorters, receiving clerks, packers, order pickers, including full case pickers, drivers, hi-lo drivers, fork lift drivers, porters, all warehouse clericals, stock clerks, supply department employees, hi-lift drivers, janitors, lead persons, cycle counters, replenishers and other employees performing the same or similar type work employed by Lechters warehouse and excluding, however, supervisory personnel.

     The above titles are not intended to define job functions or limit the combinations and overlap of duties, but are only listed for the purpose of determining which employees are covered by this Agreement.

     The Employer agrees to employ at least two (2) truck drivers who will perform switching of trailers and local delivery duties as assigned by the Employer.

        a. Current employees covered under the Agreement and trained for use of PDT and RF guns shall receive a bonus as provided for in Exhibit C.

        b. The Employer will provide to the Union, at least weekly, a list of temporary and lumper employees who worked with a daily recap. Lumpers will perform work only as provided for in Exhibit D. No lumper shall be used both as a Lumper and as a temporary employee in the same work day, or vice versa. Lumpers may not be used until all employees in the receiving department who have been involuntarily laid off shall have been rehired or given the opportunity to return to work unless there is insufficient time to give notice to such laid off employees so that they may return to work. Receiving department employees shall be exempt from plant-wide seniority with respect to layoffs while the Employer is participating in the "lumper" program. Layoffs within the receiving department shall be based on plant-wide seniority within the Department.

                               HIRING OF EMPLOYEES

     3. a. The Employer shall have the sole and exclusive right to select and hire its employees. Within forty-eight (48) hours from the time of hiring an employee covered by this Agreement, the Employer shall send a written notice to the Union on an appropriate form supplied by the Union, stating name, address, salary, starting date and job function of such new employee. The Employer agrees to notify the Union of job openings. If a request is made before 11:00 A.M. the Union will use its best efforts to supply workers, if available, on or before the end of the following work day, without regard to their Union membership. The Employer shall be under no obligation to hire such referrals.

        b. All new employees shall be required to take a pre-placement physical examination at U.N.I.T.E. Health Center without loss of pay. All covered workers who have been employed for one (1) year, shall be given time off at least once during each contract year of this Agreement, without loss of pay, for the purpose of undergoing a physical check-up examination at the Union Health Center. All such examinations shall take place at a time mutually agreed upon and pursuant to procedures between the Union and the Employer.

        c. All eligible covered workers shall be entitled to receive three and one-half (3 1/2) hours with pay, during each contract year, for dental facility visits authorized by the Union, with a minimum allowance of one (1) hour for each visit.

                                 UNION SECURITY

     4. To the extent permitted by law, good standing membership in the Union shall be a condition of employment for all employees covered by this Agreement on or after the 30th day following the beginning of such employment or the execution or the effective date of this Agreement, whichever is the later, but not before completion of the worker's trial period. For the purpose of this provision, a member of the Union shall be deemed to be in good standing only if his initiation fees and periodic fixed dues are not in arrears for more than thirty (30) days, and notice to that effect has been stated to the Employer by the Union.

                                  TRIAL PERIOD

     5. A trial period of sixty (60) calendar days is hereby fixed for new employees covered by this Agreement. During such trial period, the Employer may discharge such new employees without cause, without notice to the employees or to the Union and without the consent of the Union. Thereafter, the new employees shall not be subject to discharge except as provided in this Agreement. The trial period shall not be abused by the Employer and any claim of abuse shall be the subject of arbitration hereunder.

                                MANAGEMENT RIGHTS

     6. Subject only to the provisions of this Agreement and applicable law, management of the Employer's operations and direction of its working force including, but not limited to the right to schedule and assign work to be performed; hire or rehire employees; promote; layoff or recall employees who are laid off; suspend; discipline or discharge for proper cause; and transfer employees because of lack of work or other legitimate reasons, shall be vested exclusively with the Employer.

                               TEMPORARY EMPLOYEES

     7. a. The Employer may employ temporary employees who shall not be required to become members of the Union. Such temporary employees may be used by the Employer only to compensate for an absent full-time employee on a one-for-one basis.

        b. The Employer may supplement the normal work force with no more than ten (10) temporary employees per day between the months of February through May and with no more than fifteen (15) temporary employees between June through January.

        c. No temporary employee may work for more than sixty (60) calendar days in any six (6) month period. Should any temporary employee remain in the Employer's employ for a period in excess of sixty (60) calendar days in any six
(6) month period, then such employees shall thereafter be required to become a member of the Union.

        d. The Employer shall maintain a daily log of temporary employees who shall sign in and out recording the time of the commencement and termination of work. The log shall set forth that it is for temporary employees.

        e. Except for temporary employees employed under subsection a. above, before temporary employees are hired, all regular workers must be recalled from layoff before any regular employees can be laid off, all temporaries must be laid off.

        f. A list of temporary employees will be provided to the Labor-Management Committee on a weekly basis. A list of all Union associates who are absent from work will be provided on a daily basis.

        g. The Employer shall not abuse the within provisions for temporary help.

                              SENIORITY AND LAYOFFS

     8. a. All rehirings and layoffs shall be done in accordance with seniority, i.e. the last employee hired shall be the first employee laid off, and the last employee laid off shall be the first employee rehired. Layoffs and rehirings shall not be on a departmental basis, except where the employee in question is unable to perform the required work. Regardless of seniority rights of part-time employees, they shall be the first to be laid off and the last to be rehired, except where a full-time employee is unable or unwilling to perform the required work and except where the part-time employees were formerly full-time employees. For workers employed less than one (1) year, notice of layoff shall be made available by the Employer during the day of such layoff. Workers employed for one (1) year or longer shall receive notice of layoff at least five (5) working days prior to such layoff or such workers shall be paid for said period in lieu of said notice. Part-timers shall be informed of layoff provisions at the time they are hired. Employees on layoff should advise the Personnel Department where they can be reached while on layoff or absent.

        b. Leaves of absence in case of sickness, pregnancy, jury duty or Union business shall be granted for reasonable periods. Other leaves of absence for personal needs may be requested and shall not unreasonably be withheld. At least five (5) days leave of absence with pay shall be granted in case of death in a worker's immediate family which includes spouse, parent and grandparent, child and grandchild, sister and brother. At least two (2) days leave of absence with pay shall be granted in case of death of a worker's father-in-law or mother-in-law; two (2) days leave of absence with pay shall be granted to a covered male worker in connection with the birth of his child. Proof of such occurrences may be required.

        c. For the purpose of adjusting any inequities, the Employer or the Union may request a review of a worker's continuing status of employment when an extended layoff period or an extended leave of absence exists.

                                  JOB OPENINGS

     9. Vacancies on classified jobs or other jobs in the plant shall be posted for no less than three (3) working days. Bidding shall be in writing and awarded to the most senior qualified employee. An employee may apply for a new opening only once in any twelve (12) consecutive month period.

        The Employer will reassign associates from position to position based on seniority, provided the most junior person has the qualifications and skills to perform the temporary assignment.

                                  HOURS OF WORK

     10. a. The days of work shall be from Monday to Friday inclusive, and the hours of work from 8:00 A.M. to 4:15 P.M. daily, inclusive of one-half (1/2) hour for lunch. The Union shall not unreasonably withhold its consent to vary the start of the work day. Current starting time and lunch hour arrangements heretofore agreed between the Union and the Employer may be continued.

        b. The Employer shall provide a time clock. All workers shall punch time cards before and after work periods.

                                  OVERTIME PAY

     11. Employees shall be paid at the rate of time and one-half for overtime after seven and three quarters (7 3/4) hours in a day and for all work performed in excess of thirty-eight and three quarters (38 3/4) hours per week. Overtime at the rate of time and one-half shall be paid for work performed before and after regularly scheduled hours.

        a. When overtime is needed, employees shall be notified as far in advance as possible in order to allow them to make necessary preparations for working overtime and such notice shall be given no later than the employees' scheduled lunch break if overtime work that day is needed.

        b. The Union agrees that it will, through its shop committee, cooperate in having employees perform overtime work when it is requested.

        c. The Company will request volunteers from among the employees who are capable and qualified to perform the overtime work involved. When such overtime work is necessary and there are insufficient volunteers, the employee in the department with the least seniority shall be the first to be required to work. If requested to work overtime, the employee will be required to do so during the peak season between September 1 and December 31, unless he or she has a reasonable excuse for being unable to work. Overtime during the non-peak season shall be voluntary except in the case of an emergency.

        d. Overtime will be allocated as equally as possible among employees consistent with Section (b). The overtime records shall be available for inspection at the request of the Union.

        e. Where there has been a reduction in working force in a department, no overtime shall be permitted in such department until all employees in that department who have been involuntarily laid off shall have been rehired or given the opportunity to return to work unless there is insufficient time to give notice to such laid off employees so that they may return to work.

        f. The Company agrees that all disputes under this Article shall be subject to the grievance and arbitration procedures of the Agreement.

        g. Except as hereinafter provided, during the entire period of this Agreement, Saturday work shall be paid at the rate of time and one-half and Sunday and legal holiday work at the rate of double time.

        h. A worker who is required to work more than three (3) hours of overtime in any one day shall receive twenty (20) minutes time for supper, shall be paid for such time and, in addition, shall receive supper money of three ($3.00) dollars.

                         PAYMENT ON APPEARANCE FOR WORK

     12. a. An employee called into work and who reports to work shall receive one full day's employment or one day's pay for such day. If an employee is called in on Saturday, Sunday and/or holiday, he shall receive at least a minimum of five (5) hours work or a minimum of five (5) hours pay at the applicable overtime rates.

        b. The Employer shall post notice on its phone call-in system no less than ninety (90) minutes before an employee shift start time advising employees that the facility is closed and they should not appear for work. Employees shall use reasonable efforts, when conditions indicate that the facility may be closed, to call in. In the event notice fails, despite reasonable efforts by the employee, an employee appearing at the facility for work when the facility is closed shall be paid four (4) hours pay. In the event employees are told to leave before the conclusion of their shift because of such conditions, shall receive a full day's pay. Employees may continue to choose to use personal or accrued vacation time to receive payment for any day in which the facility is closed and they would not otherwise receive payment.

                              GENERAL WAGE INCREASE

     13. a. Employees in the bargaining unit will receive wage adjustments as follows (pro-rata for part-time employees):

              - March 16, 1996                                    $15.00/week
              - March 16, 1997                                      8.00/week
              - September 16, 1997                                  7.00/week
              - March 16, 1998                                      8.00/week
              - September 16, 1998                                  7.00/week

        b. Workers shall hereafter be paid their wages in cash not later than three (3) working days after the end of the work week, except by special arrangement with the Union. Payment of wages by check may be made upon mutual Agreement of the parties.

        c. In the event of a rise in the cost of living the Union may, at any time during this Agreement, request an upward revision of wages for workers covered under this Agreement. In the event of disagreement between the parties, the matter shall be adjusted in the same manner as any other dispute under this Agreement.

                              CHANGE IN SHIFT TIMES

     14. A change in permanent shift times shall occur on April 29, 1996 as follows:

            - 7:00 a.m. to 3:15 p.m.        Mezzanine and Replenishers

            - 8:00 a.m. to 4:15 p.m.        All other employees, however, the
Employer may reassign twenty-five (25%) percent of the work force in shipping and twenty-five (25%) percent of full case for the 7:00 a.m. shift. In making such assignment, the Employer will first use volunteers and, if insufficient volunteers are obtained, the Employer will reassign employees based upon reverse shop seniority, with the least senior employee being reassigned. The Employer will provide to the Union a list identifying those employees who are in the Replenishing Department.

              With respect to any shift commencing on or after 2:00 p.m., shift differentials shall be amended to provide that employees hired after the effective date of this Agreement shall receive a differential of fifty ($.50) cents per hour.

Current employees shall receive a differential of one dollar and fifty ($1.50) cents per hour (in lieu of the twenty (20%) percent differential provided for in the old agreement). The Company shall first offer current employees the right to change to fifty (50%) percent of the available positions on the other shift before hiring new employees.

                                  MINIMUM WAGE

     15. a. Employees covered by this Agreement shall receive, at the time of hiring, the minimum wage or salary provided by state law, which is now not less than $5.05 dollars per hour.

        b. Each new employee regardless of his starting weekly wage, shall receive not less than a seven ($7.00) dollar increase in his weekly wage after the completion of his temporary or trial period. The seven ($7.00) dollar increase shall be retroactively paid to the 31st day of employment.

        c. The Union reserves the right to request an upward adjustment of the wages prescribed herein to become effective at any time on or after March 16, 1996. In case of a dispute, the matter shall be referred to the Impartial Chairman for his determination in the same manner as any other dispute under this Agreement.

        d. If, during the term of this Agreement, a new applicable minimum wage law is enacted and/or becomes effective which increases the present applicable minimum hourly rate of pay, then the minimum weekly wage set forth herein shall automatically be adjusted as required and the minimum wage hereunder shall be at no time less than fifteen (15%) percent per hour above such newly established applicable minimum wage.

                                    HOLIDAYS

     16.a. During the term of this Agreement all workers covered hereunder shall be entitled to receive a full day's pay for each of the following legal or religious holidays; each shall be observed, regardless of the day of the week in which each occurs:

                                 New Year's Day
                             Martin Luther King Day
                              Washington's Birthday
                                   Good Friday
                                  Memorial Day
                                    July 4th
                                    Labor Day
                                Thanksgiving Day
                             Day After Thanksgiving
                          Christmas Eve (December 24th)
                          Christmas Day (December 25th)

           All covered workers must work the scheduled day before the holiday and the scheduled day after the holiday in order to receive holiday pay; unless excused for bona-fide reasons. In addition to the above, all covered workers shall be entitled to receive four (4) additional guaranteed holidays to be designated by each worker during the calendar year, making a total of fifteen
(15) guaranteed holidays. The personal days shall be scheduled subject to management approval based on reasonable staffing requirements, which approval will not be unreasonably withheld. The employee will be guaranteed such personal day during the year.

           In the event a substantial number of the Employer's workers selects a common date, the Employer may adopt such date as an additional guaranteed holiday and close its business entirely on such date, which shall be binding on all employees. A worker employed after January 1st shall not have the right to select such additional holiday to occur within six (6) months from the start of his employment. However, such worker shall be entitled to holiday pay in the event of a complete shut down by the Employer as indicated above in lieu of the selected date.

        b. If work is performed on a regular work day or a Saturday and a legal holiday is celebrated on such day, employees shall receive one day's holiday pay plus double time for the number of hours worked. If work is performed on a Sunday which is a legal holiday and it is celebrated on the following Monday, employees shall receive double time for the number of hours worked. If work is performed on a Monday, which is the day of celebration of a legal holiday which fell on the preceding Sunday, employees shall receive one full day's pay plus double time for the number of hours worked.

        c. If a legal holiday falls on Saturday, the Employer may substitute therefore the preceding Friday or the following Monday in lieu of the legal holiday upon reasonable notice.

           The date of observance of any of the foregoing holidays shall conform to applicable Federal policy regardless of the location of the Employer's offices, warehouses and/or its facilities.

           An employee absent without just cause on the scheduled work day immediately preceding a holiday or the scheduled work day immediately succeeding a holiday shall not be entitled to receive holiday pay.

           At the request of the Union, May 1st shall be designated as a holiday but without pay to the covered employees.

           It is not intended that employees receive more than one day's holiday pay for any one holiday provided for in this Agreement.

        d. If a legal holiday or holidays fall during the period when a worker is laid off, holiday pay shall be given to the worker upon his recall and return to work.

        e. The Union and/or the Employer may request a reopening, but not more than once each contract year, for the purpose of reviewing and arranging the specific days on which all of the guaranteed paid holidays shall be observed.

        f. New employees shall receive no holiday pay for holidays falling within their trial period but after completing their trial period they shall be paid retroactively for any holidays falling in their trial period.

           Temporary employees shall receive no pay for holidays but upon becoming regular or permanent employees with no break in service they shall be paid retroactively for any holidays.

           Newly hired employees are not permitted to select floating and/or personal holidays until employed at least six (6) months. If the Employer elects to close its business for a floating holiday, then all workers will be paid.

           Where possible forty-eight (48) hours prior notification for selection of personal days will be given by employees to the Employer.

                                    VACATIONS

     17. a. The vacation period shall be from February 1st to September 30th of each year, however, where the Employer and the employee agree on a different vacation period the Union shall not unreasonably withhold its consent. Associates may also request vacations between October 1st and December 31st, which will be approved and granted at a rate of five (5) persons per week, but no more than three (3) from the mezzanine and two (2) from all other departments, according to seniority to associates who request vacations during the normal vacation scheduling period. Vacations will be granted at the time most desired by the associate whenever possible, however, the Employer reserves the right to ensure proper coverage for business operations.

           Vacation requests should be submitted for approval during the normal vacation scheduling period. No vacations will be approved without a minimum of two (2) weeks notice.

           Vacations with pay will be granted each year, as provided in this Paragraph 17, to covered employees who will have the required length of employment as of Labor Day of each year, except that for covered employees with five (5) or more years of seniority, the date for determining eligibility shall be December 31.

Length of Employment                                                    Vacation Period With Pay
--------------------                                                    ------------------------

1 year and over, but less than 2 years ............................                 One week
2 years and over, but less than 5 years ...........................                 Two weeks
5 years and over, but less than 10 years ..........................               Three weeks
10 years and over .................................................                Four weeks

        b. An employee who is on the payroll of the Employer on June 1st and who was hired between Labor Day and December 31st of the previous year shall be entitled to receive three (3) working days vacation with pay during the summer vacation period immediately following the beginning of employment.

           An employee who is hired between January 1st and June 1st of any contract year shall, if he is employed on December 1st of the same year, be entitled to receive three (3) working days of vacation with pay during the winter vacation period of that year.

           All workers, whenever employed, who are eligible to receive three (3) days, one (1) week or two (2) weeks regular vacation with pay and who are employed on December 1st of the same vacation year, shall be entitled to receive an additional three (3) working days of vacation with pay during the winter vacation period of that year.

        c. Upon consent of an individual worker and the Employer, vacation pay for the third and/or fourth weeks vacation may be given in lieu of vacation. The date of the third and/or fourth weeks vacation shall be mutually arranged and shall be taken between December 1 and January 31. Such arrangements shall be made within a reasonable time prior to the vacation period.

        d. Whenever a holiday falls within an employee's vacation, and either occurs on a day in the employee's regularly scheduled work-week or is a guaranteed legal holiday, the employee shall be granted an extra day of vacation or an extra day's pay at the option of the Employer.

        e. (i) Employees employed for fifteen (15) years but less than twenty
(20) years shall receive, in addition to four (4) weeks vacation with pay, the sum of Seventy-Five ($75.00) Dollars at the time of vacation by separate payment; employees employed for twenty (20) years, but less than twenty-five
(25) years shall receive the sum of One Hundred Fifty ($150.00) Dollars at the time of the mid-winter vacation by separate payment and employees employed for twenty-five (25) years and over shall receive the sum of Two Hundred Fifty ($250.00) Dollars at the time of the mid-winter vacation by separate payment.

           (ii) Additionally, employees employed for fifteen (15) years, twenty
(20) years and twenty-five (25) years shall receive $50.00 on each of the following dates: on the 15th, 20th and 25th anniversary of the starting date of employment of such employees by the Employer.

                           AUTHORITY TO ACT FOR UNION

     18. It is understood and agreed that only the following are authorized to act as agents of the Union in the administration of this Agreement and in dealing with and determining any questions which may arise thereunder, or in the relations between the Employer and the Union: Manager and Business Representatives (to be designated by name, in writing, to the Employer) and the Employer Representatives, designated by name, in writing, to the Union.

           However, the right is reserved to the Union to substitute a different agent or agents or add new agents at any time during the life of this Agreement by serving upon the Employer notice in writing of such change or addition of agents of the Union.

           No person shall be deemed an agent of the Union unless designated as such by the Union in writing. Neither the shop steward nor any shop committee shall be deemed or construed to be an agent of the Union unless designated in writing as such agent.

                               NO-STRIKE PROVISION

     19. a. The Union agrees that it will not call, authorize or ratify a strike, or stoppage during the life of this Agreement. Should any unauthorized strike or stoppage of work by covered employees occur, the Union obligates itself, within twenty-four (24) hours after receipt of notice thereof from the Employer, solely to endeavor in good faith to bring about the return to their work of the covered employees who have stopped work. Upon failure of such employees to return to work within the said twenty-four (24) hours, the Employer may at its option consider that all or any of the employees have abandoned their employment. Should the Employer re-employ any such employees, it shall re-employ all of them and shall treat all alike and shall not discriminate among them. Compliance by the Union in good faith with this provision shall be deemed full compliance with the Union's obligations hereunder. As an alternative to submitting the matter to arbitration pursuant to Paragraph 21 hereof, the Employer or shall also have the option of terminating this Agreement upon failure of the Union to comply with this paragraph.

        b. The foregoing no-strike, no-stoppage obligation shall be wholly suspended and of no force and effect, and the Union may call, authorize or ratify a strike or stoppage at any shop, office, warehouse and/or facility of any Employer during the continuance of any strike or stoppage (not in violation of contract) declared by U.N.I.T.E. or any affiliate thereof at any shop, office, warehouse and/or facility of any firm which is directly or indirectly affiliated with or related to the Employer, or for the Employer's failure to submit to arbitration or to comply with the decisions of the Impartial Chairman within forty-eight (48) hours, or the Employer's failure to pay wages, overtime and/or holiday pay to his covered workers.

                              NO LOCK-OUT PROVISION

     20. The Employer agrees that it will not order, authorize or ratify a lock-out during the life of this Agreement. Should the Employer cause a lock-out, or should there result a lock-out for any other reason, notice thereof shall be given by the Union to the Employer. Thereupon, the Employer obligates itself within twenty-four (24) hours after receipt of such notice, solely to endeavor in good faith to have the lock-out terminated and to cause the re-employment of the employees. Upon the failure of the Employer to do so within twenty-four (24) hours, the Union upon failure to reach an Agreement with the Employer shall have the option of terminating this Agreement with respect to the Employer involved, or of submitting the matter to arbitration pursuant to Paragraph 21 hereof.

                                   ARBITRATION

     21. All complaints, disputes or grievances arising directly or indirectly between the Union and the Employer or any of his subsidiary, auxiliary and affiliated firms or his or their successors and assigns, involving questions of interpretation, application, performance or operation of any clause of this Agreement or any acts, conduct or relations between them including, without limitation, any claim against the Employer arising out of any alleged dissolution or termination of his business prior to the expiration of this Agreement or any claim against his successors or assigns arising out of any alleged merger with or purchase of assets from another Employer prior to the expiration of this Agreement, shall be submitted in writing by the party hereto claiming to be aggrieved, to the other party involved or Impartial Chairman, and the Employer involved and the Manager of the Union, or their deputies, shall, in the first instance, jointly investigate such complaints, grievances, or disputes and attempt an adjustment. Decisions reached by them or their deputies shall be binding on them. Should they fail to agree, the question or dispute shall be referred to the Impartial Chairman to be mutually agreed upon and his decision shall be final and binding upon the Union and the Employer. In the event of a default by the Union or the Employer in appearing before the Impartial Chairman, after due written notice shall have been given to the Employer or Union as hereinafter provided, the Impartial Chairman is hereby authorized to render a decision upon the testimony of the party appearing.

              All decisions reached by the Employer and the Manager of the Union, or their deputies, or rendered by the Impartial Chairman, shall be complied with within forty-eight (48) hours. Should the Employer fail to comply with the decision of the Impartial Chairman within forty-eight (48) hours, the Employer shall automatically lose all rights and privileges under this Agreement and the Union shall be free to take any action it may deem appropriate to enforce the rights of the workers against the Employer, including the right to strike against the Employer.

              The Union and the Employer designate J.J. Pierson, Esq. to act as Impartial Chairman and Arbitrator in connection with any aforesaid complaint or aforesaid dispute or aforesaid grievance arising during the term of this Agreement, and agree that all hearings had before him or before his successor or successors shall be held in the City of New York.

              The Employer and the Union each agree to pay one-half of the fee of the Arbitrator and each party shall be responsible for its own costs of such arbitration.

              Should the designated Impartial Chairman resign, refuse to act or be incapable of acting, or should the office become vacant for any reason, the Union and the Employer shall immediately and within five (5) days after the occurrence of such vacancy, designate another person to act as such Impartial Chairman. If they fail to agree, the New Jersey State Board of Mediation shall, on application of either the Union or the Employer, summarily make such appointment on an ad hoc basis for each submitted case.

              The Impartial Chairman may, as part of his decision, issue any and all mandatory directions, prohibitions or orders directed to or against the Union or the Employer breaching this Agreement or any part thereof.

              It is the intention and Agreement of the Union and the Employer that the procedure established in this Agreement for the adjustment of disputes shall be the exclusive means for the determination of all disputes, complaints or grievances specified herein, expressly including all strikes, stoppages, lockouts and any and all claims, demands or acts arising therefrom. Neither the Union nor the Employer shall institute any proceedings in a court of law or equity other than to compel arbitration or to enforce the decision and award of the Impartial Chairman, or to compel the production of books and records of the Employer for examination by the Impartial Chairman or his representatives. This provision shall be a complete and bona fide defense to any action or proceeding instituted contrary to the terms hereof.

              The Employer or the Union, as the case may be, who violates or causes to be violated any provision of this Agreement, shall, whenever this Agreement does not provide for the payment of specified damages, nevertheless pay damages for such violation. The amount of such damages shall be agreed upon by the Union and the Employer and in the event of their inability to agree, it shall be determined by the Impartial Chairman.

              Since it is difficult to ascertain the specific amount of damages payable, the amount of such damages shall for all purposes be deemed liquidated damages. Whenever the Employer is required to pay such damages, they shall be paid to the Union for and on behalf of itself and to compensate employees who may be entitled to compensation.

              The provisions contained herein do not empower the Impartial Chairman to act with respect to any renegotiation, extension or renewal of this Agreement at the end thereof. The costs of arbitration shall be shared equally by both parties.

              The Union and the Employer further agree that the notice of hearing before the Impartial Chairman and the service of all papers used in any application to the court in any proceedings to confirm the award of the Impartial Chairman may be made by Certified Mail, Return Receipt Requested, at the last known address of residence of the owner or officer of or place of business of the respondent in such proceeding, within or without the State of New Jersey, as the case may be, including service of the papers conferring jurisdiction of the Union and the Employer upon the court, and the Union and the Employer expressly agree that such award shall be enforceable by appropriate proceedings in any court of competent jurisdiction.

              If any issue should arise as to the validity of any provision of this Agreement, or the arbitrability of this Agreement, substantive or procedural, the Impartial Chairman shall have exclusive jurisdiction to determine such issue.

                                CHECK OFF OF DUES

     22. The Employer, where legally so authorized by an individual employee in writing, agrees to deduct the membership dues, assessments, and initiation fees weekly from the wages or salary of such employee and remit the same to the Union, not less than once a month, by the fifteenth day of the same month. Deductions made after the fifteenth day of the month shall be remitted with the payments of the following month. Sums so deducted by the Employer shall be kept separate and apart from the general funds of the Employer and shall be held in trust by the Employer for the benefit of the Union.

                                  BENEFIT FUNDS

     23. The term "benefit funds" is the collective designation of the Health & Welfare Fund of Local 99, U.N.I.T.E. (hereafter referred to as the "Health and Welfare Fund"), U.N.I.T.E. National Retirement Fund (hereafter referred to as the "Retirement Fund"), and U.N.I.T.E. Health Services Plan (hereafter referred to as "Health Services Plan").

              The Employer shall pay monthly to the Union for and on behalf of the benefit funds and during the period indicated the percentages set forth below of his total gross weekly payroll (before deductions for Federal, State and City taxes) of all his employees, covered by this Agreement whether regular or trial workers. When trial workers become permanent, payments by the Employer to the benefit funds will be paid retroactive to the first day of employment. The Employer is not required to make payment to any benefit funds for temporary employees.

              If temporary employees become regular or permanent employees the Employer's payment to the funds will commence on the first day of regular or permanent employment.

              Such payments shall be allocated and paid as follows:

              a. Effective March 16, 1996 fourteen and one-fourth percent (14-1/4%) of gross payroll towards the Health and Welfare Fund, a trust fund established by collective Agreement prior to January 1, 1946 and maintained and administered by a Union Board of Trustees, in trust for the purpose of providing workers with health, welfare, recreational benefits and other services relating specifically to their health and welfare as set forth in the by-laws of such Fund. Upon the demise of an employee the Health and Welfare Fund provides for the payment of death benefits for next of kin. In addition, the sum equal to four-tenths of one percent (.4%) of gross payroll towards the Health and Welfare Fund for the purpose of paying the Employer's share of the Federal Insurance Contributions Act contribution on disability benefits paid by the Health and Welfare Fund.

              b. Effective March 16, 1996, contributions to the Retirement Fund shall remain at a sum equal to nine (9%) percent of gross payroll towards the Retirement Fund, a trust fund established by collective Agreement for the purpose of providing pensions or annuities on retirement or death of workers.

              c. Effective March 16, 1996, contributions to the Health Services Plan shall be a sum equal to two and one-half (2 1/2%) percent of gross payroll. The Union reserves the right at any time during the term of the Agreement to request an increased rate of contributions to the Health and Welfare Fund, Retirement Fund and/or the Health Services Plan. In the event of disagreement between the parties the dispute shall be referred to the Impartial Chairman for final determination.

              d. Each of the aforesaid payments under a., b. and c. above shall be remitted on or before the fifteenth (15th) day of the following month. None of the payments made hereunder shall constitute or be deemed wages due to workers. All contributions required to be made under a., b. and c. above shall be allocated by the Employer each week and kept separate and apart from its general funds and held in trust for the benefit of the particular fund.

              e. The Union agrees that all contributions received for the Health and Welfare Fund shall continue to be held in trust for the sole benefit of such covered employees, deposited and held in an account separately maintained under the name of the Health and Welfare Fund and that the monies in such account shall be used only for the specific purpose of such Fund in accordance with its Constitution, by-laws and rules and regulations and for the administrative expenses thereof, and shall not be used for any other purpose.

                 The Employer shall not have any legal or equitable right, title, claim or interest in or to said Fund or the administration thereof. No individual worker shall have any legal or equitable right, title or interest in, or claim against his or any other Employer's payments toward the Fund or against the Fund except as may be provided by the by-laws or rules and regulations of said Fund.

              f. The said Retirement Fund and the Health Services Plan shall each be administered in accordance with its by-laws and rules and regulations by a Board of Trustees. Each Board of Trustees shall be composed of Union representatives and an equal number of representatives of the Employer. In the event that the Board of Trustees shall be deadlocked on any issue or matter arising in connection with its Fund, the same shall be decided by a neutral person as set forth in the by-laws and rules and regulations of said Fund, and his decision shall be final and binding. The parties hereto hereby ratify, confirm and approve the composition and membership of each Board of Trustees as now or hereafter constituted.

                 Each Board of Trustees shall adopt and promulgate such by-laws and rules and regulations to effectuate the purpose of its Fund as it may deem necessary and desirable, including the detailed basis upon which payments from each Fund will be made, and shall have the power to modify the same from time to time. The parties hereto agree to be bound thereby and they are hereby incorporated in and made part of this Agreement.

                 An annual audit of each Fund shall be made by accountants designated by the Board of Trustees. A statement of the results of such audit shall be made available for inspection by interested persons at the principal office of the Fund and at such other places as may be designated by each Board of Trustees.

                 The Employer shall not have any legal or equitable right, title, claim or interest in or to each said Fund. No individual worker shall have any legal or equitable right, title or interest in, or claim against, his or any other Employer's payments toward said Funds or against said Funds except as may be provided by the by-laws or rules and regulations of said Funds.

                 None of the monies paid into the Retirement Fund and the Health Services Plan shall be used for any purpose other than set forth hereinabove and to pay the operating and administrative expenses of each Fund respectively. The monies of each Fund shall be kept separate and apart from all other monies.

              g. The aforementioned enumerated powers and duties of the Board of Trustees of said Retirement Fund and Health Services Plan shall not be considered in any way whatsoever as a limitation on the powers and duties of the Board of Trustees of each Fund to do any and all other things which may be necessary or incidental to the proper operation, administration and maintenance of the said Funds, and to fully effectuate their purposes.

              h. The Union or the Board of Trustees of any such Fund, shall be proper parties in interest to enforce collection of payments due from the Employer toward any said Fund. In the event any amount due from the Employer under this paragraph remains unpaid for thirty (30) days after becoming due, such amount shall automatically bear interest thereafter at the rate of nine (9%) percent per annum and the Employer shall pay the same. The Impartial Chairman may, in connection with any action or proceeding to confirm the award made pursuant to paragraph 24(h), also have the right to direct the Employer to pay to the Union reasonable attorney's fees and expenses in amounts fixed by him and the reasonable costs of investigations to determine the amount due.

              i. It is agreed that all of the aforesaid payments required to be made under this Paragraph have no relation to eligibility of workers to benefits from the benefit funds; eligibility for benefits shall be determined solely under the rules and regulations of each of the aforesaid Funds which include the detailed basis upon which benefits to eligible workers shall be paid.

         j. The provisions herein relating to the Funds constitute a consideration of this Agreement and are of the essence of this Agreement. Failure by the Employer to pay the amount due from it hereunder to the Funds shall be deemed a breach of this Agreement by the Employer.

         k. The Board of Trustees or other body administering said benefit funds, including the Union's Health and Welfare Fund, is hereby authorized, in its sole discretion, upon such basis as it deems desirable, and to the extent permitted by law, to transfer or mingle the assets of or to merge any of said benefit Funds with any other benefit fund or funds now existing or hereafter established and provided for in a collective bargaining Agreement with U.N.I.T.E. or an affiliate thereof. In the event of such transfer, mingling or merger, the amounts hereinabove provided to be allocated towards said Funds shall be paid over to the Fund or Funds with which there has been such transfer, mingling or merger.

                SEVERANCE FUND-TERMINATION OR DISMISSAL BENEFITS

     24. The parties hereto recognize the necessity of protecting workers who, for many years, have contributed their loyal service and who, through no fault of their own, find themselves dismissed from their employment by the closing down or reorganization of their Employer's business. It is recognized that this problem is one of special interest and concern to the parties, and that industrial tranquility and stability will be aided and preserved by the establishment of a separate and individual Severance Fund for the Employer. With the express intent and agreement of the parties and, subject to applicable and existing law, the parties agreed to continue the separate individual Severance Fund, the signatories to each such Fund to consist of the Union and the Employer.

         The exclusive purpose of each such individual Fund is to pay to each covered worker employed by each individual Employer who has been dismissed or terminated from his employment and otherwise meets the eligibility requirements set forth in the Rules and Regulations of each such Fund a lump sum equal to one week's wages multiplied by the number of years of his employment with the Employer. Such payments are designated as termination or severance or dismissal payments, the right to which shall have been earned by covered Employees during their prior service. The Rules and Regulations of each such individual Fund shall comply in all respects with applicable law and shall set forth, among other things, eligibility requirements and all other conditions to be met prior to the payment of benefits.

         a. The Employer shall deposit monthly into a custodian bank account of the jointly administered Severance Fund a sum not to exceed one-half (1/2%) percent of its gross weekly payroll (before deductions for Federal, State and City taxes) of the covered workers, to enable the Fund in due course to pay covered Employees the aforesaid severance or dismissal benefits. The aforesaid payments shall be remitted on or before the fifteenth (15th) day of the following month.

         b. At the time of the initial deposit and at the end of each calendar year thereafter, the Employer shall submit a written statement to the Union setting forth the names and addresses of each covered worker or workers on whose behalf such payment may be made, their Social Security numbers, job classifications, weekly wages, dates of hiring and number of years of employment, including the amount of deposit. In addition to the foregoing, the Employer shall submit a written statement not less than every three months setting forth information comparable to that presently supplied to the benefit funds referred to in Paragraph 23. The Union shall have the right to examine the Employer's books and records in order to ascertain whether the provisions hereof are being fully complied with and whether said amounts have been fully paid, in the same manner as is provided in this Agreement for the examination of the Employer's books and records for any other purpose.

         c. The Fund shall be administered in accordance with its By-laws and Rules and Regulations to be promulgated, by Trustees which shall be composed of one Employer and one Union representative, and alternate representatives, one designated by the Employer and by the Union respectively. In the event that the Trustees shall be deadlocked on any issue or matter arising in connection with the Fund, the same shall be decided by a neutral person, namely, the Impartial Chairman acting under the arbitral provisions of this Agreement and his decision shall be final and binding. The Employer hereby ratifies, confirms and approves the composition and membership of the Trustees of the Fund respectively as now or hereafter constituted. All Trustees shall serve without compensation.

         d. The Trust Fund is hereby declared to be an irrevocable trust and the Trustees of the Fund agree to receive, hold and administer the Trust Fund for the exclusive purpose of providing benefits in accordance with the Rules and Regulations adopted by the Trustees. Interest and dividends accumulated may be used for reasonable, necessary and proper expenses under existing law in the operation and management of the Fund.

         e. The Trustees of the Fund are hereby authorized to adopt and promulgate By-Laws and Rules and Regulations (subject to existing and applicable law) to effectuate the purposes of the Fund as they may deem necessary or desirable, including the detailed basis upon which payments from the Fund will be made and shall have the power to modify same from time to time to carry out more effectively the purposes of the Fund. All By-Laws, Rules and Regulations and amendments thereto, adopted and promulgated by the Trustees of the Fund, shall be deemed incorporated herein and a part hereof with the same force and effect as if set forth in full herein.

         f. The Trustees of the Fund shall have the power and authority, in their sole discretion to determine the type and kind of investments of the Trust Fund and/or direct a bank custodian to so invest the same. The Trustees of the Fund shall be the financial advisors of the Fund.

         g. No worker shall make or be required to make any payment whatsoever to any Fund. The Employer agrees that its obligation to make payments toward its Fund shall not be subject to set-off or counterclaim which the Employer may have for any liability of the Union or of any Employee.

         h. The Employer shall not have any right, title or claim, legal or equitable, in or to any sum paid by it to its Fund or against the Fund itself except as provided for in the Rules and Regulations. No Employee shall have any right, title, interest or claim, legal or equitable, in or to the Employer's payments to its Fund except as provided for in the Rules and Regulations.

         i. The custodian bank in which the Trust Fund shall be deposited shall issue quarterly statements of income and assets to the Trustees indicating among other things the amount then on deposit, what part thereof, if any, represents accumulated interest, together with any securities held and the transactions for the period. The statements shall be made available for inspection by interested persons at the principal office of each Fund.

         j. The Trustees of the Fund shall be responsible for filing and reporting disclosure documents with the proper governmental agencies whenever required to do so.

         k. The aforementioned enumerated powers and duties of the Trustees of the Fund shall not be considered in any way whatsoever as a limitation of the powers and duties of the Trustees to do any and all other things which may be necessary or incidental to the proper operation, administration and maintenance of the said Fund and to fully effectuate its purposes under applicable law.

         l. The provisions herein relating to the Fund constitute a consideration for this Agreement and are the essence of this Agreement. Failure by the Employer to pay the amounts due from it to the Fund shall be deemed a breach of this Agreement by the Employer. The Union shall be a proper party in interest to enforce payment thereof under this Agreement.

         m. It is intended that the foregoing individual Severance Fund and plans shall not constitute Employee Pension Benefit Plans as defined under the Pension Reform Act of 1974, and the By-laws, Rules and Regulations thereof with respect to the Fund shall be promulgated accordingly.

                             DISCHARGE OF EMPLOYEES

     25. No employee covered by this Agreement shall be discharged except for just cause, which includes, but is not limited to incompetency, insubordination, ineligibility for bonding by any reputable bonding company, or continual lateness or continual absence. The Employer shall notify the Union in writing, within forty-eight (48) hours of all cases of discharge of covered employees.

         Should a dispute or difference arise as to whether or not the discharge was for just cause, the matter shall be submitted to arbitration as provided herein. If the Impartial Chairman finds that the employee was discharged without just cause, he may order reinstatement and may require the payment of back pay in such amount as, in his judgment, the circumstances warrant.

                           SHOP STEWARD AND COMMITTEE

     26. a. The Union shall have the right to certify to the Employer one employee to be designated as shop steward and such other employees to be designated as members of the shop committee on the basis of one for every twenty-five employees but not in excess of a total of ten excluding the shop steward. They shall assist the Union in carrying out the intent and purpose of this Agreement. The Union Committee shall meet once per month for a period of one hour. The Employer will not unreasonably withhold consent for special requests for additional time.

         b. During any counselling of a Union employee, a shop steward or a shop committee person must be present.

         c. Counselling records of employees will be considered stale and of no effect and will be cleared from an employee's personnel records after a two (2) year rolling period with respect to non-attendance matters and after a one (1) year rolling period with respect to attendance matters. A joint Labor-Management Committee shall be established which shall deal with health, safety and training issues of employees. The Labor-Management and Labor-Safety meeting will be held on the third Thursday of every month during regular working hours to review ongoing issues and conditions, make recommendations with respect to operations and conditions, subject to the terms of this Agreement, including issues relating to absenteeism. The Union shall designate the Union members to serve on such committee and the Employer shall designate the Employer members to serve on such committee.

                               RIGHT OF VISITATION

     27. Representatives of the Union shall be permitted free access to the establishments where its members are employed, for the purpose of observing if the conditions of this Agreement are maintained, and for any other reasonable purpose arising out of the operation of this Agreement, provided there is no interference with the business of the Employer.

                        STRIKES OF U.N.I.T.E. AFFILIATES

     28. As far as is consistent with law it shall not be considered a breach of this Agreement on the part of the Union or on the part of any individual employee, if any employee or employees refuses to enter upon the premises of any employer against whom the Union or an affiliate of U.N.I.T.E. is conducting a bona fide strike, either of their own volition or by direction of the Union nor shall such refusal be cause for discharge or disciplinary action. The word "premises" is herein defined as limited to the area actually and immediately occupied by said Employer and does not include any area or part of a building not physically occupied by said Employer.

                             EXAMINATION OF RECORDS

     29. The Union shall have the right at all reasonable times and upon reasonable notice to the Employer, to investigate such books and records of the Employer as are necessary in order to ascertain whether the provisions of this Agreement are being fully complied with. The Employer shall have the right to have its representative accompany the Union representative upon such investigation. The Impartial Chairman shall have the right to institute any such investigation.

               PENALTY UPON FAILURE TO PAY DUES AND CONTRIBUTIONS

     30. a. Workers shall be paid for the time lost during which a shop may be stopped due to the failure of the Employer to remit dues, assessments and initiation fees and/or make contributions to the Funds and/or the Employer's failure to pay wages, overtime, vacation and/or holiday pay, all as required herein, only after five (5) days have elapsed after such Employer has received written notice of failure to make such remittances and/or payments, and same have not been paid; such a stoppage for any of the aforementioned reasons is hereby expressly authorized as an exception to Paragraphs 19 and 21 of this Agreement.

         b. In the event the Employer fails to make payments to the Health and Welfare Fund when due, the Employer shall, after fifteen (15) days notice of delinquency to it by certified mail, be liable to each of its covered workers for any benefits to which such covered workers may become eligible by reason of illness, hospitalization, surgery or otherwise, after said notice. Such liability shall be in addition to other obligations of the Employer under this Agreement.

                  PRE-TICKETING AND OTHER PROCESSING OPERATIONS

     31. The manner and methods of all operations in the processing of merchandise as well as office work in connection therewith shall be in the discretion of the Employer, but in no event, except as provided in the following sentence, shall the exercise of such discretion directly or indirectly cause the loss of jobs to regular workers and/or cause their lay-offs. The foregoing is subject to seasonal variations of the post lay-off period and/or to conditions which have a substantial adverse economic affect upon the Employer's business, it being the Employer's intention to contain outside operations in the processing of merchandise and/or office work with a view toward safeguarding the jobs of regular workers and to obviate the necessity of undue lay-offs.

                   UNION RECOGNITION IN ADDITIONAL FACILITIES

     32. Should the Employer (or its subsidiary or affiliate) open an additional warehouse, office or similar distribution or office facilities beyond 100 miles from its present location in Harrison, New Jersey, notwithstanding the various provisions set forth in the parties' collective bargaining Agreement, the Agreement shall not cover the workers hired at the new facility and shall not govern the terms and conditions of employment of those workers at the new facility until such time as the Union demonstrates that it has been designated by a majority of the employees at such new facility. The determination as to whether the Union has been so designated shall be subject to the arbitration provisions set forth in this Agreement. Until such time as the parties mutually agree upon changes in terms and conditions of employment, the terms of this Agreement shall apply.

                              REMOVAL OF FACILITIES

     33. During the term of this Agreement the Employer shall not move its warehouse, office or similar distribution or office facilities from its present location without the Union's consent. In the event the Employer expands or opens any additional or new warehouse or office facilities during the term of this Agreement, it shall not move therefrom without the Union's consent. It is understood, however, that consent shall not be withheld if such contemplated removal is to a location within 100 miles from its present location in Harrison, New Jersey and then, only if the Employer and the Union have mutually agreed upon adjustments, if any in terms and conditions of employment. In the event the parties are unable to mutually agree upon said adjustments, if any, the matters in disagreement shall be referred to the Impartial Chairman for final determination.

                                 CONTRACTING OUT

     34. Anything in this Agreement to the contrary notwithstanding, contracting out by the Employer to any other warehouse or similar distribution facilities of any of the operations in the processing of merchandise and/or office work is prohibited except when all of the Employer's regular workers are working full time and then, only if such work is given to establishments in contractual relations with the Union. However, the Employer may continue renting temporary warehouse space, including landlord services, for purposes of temporary storage only for products that will be delivered, handled and processed by the Harrison Warehouse Associates. In addition, the Employer may use lumpers in accordance with paragraph 2 and Exhibit D hereof.

                                 REORGANIZATION

     35. The Employer shall have the right in good faith to reorganize its warehouse and/or facilities. A reorganization in good faith shall mean a bona fide reorganization of the Employer's business, necessitated by a permanent curtailment of his business or a fundamental change in the character of his business.

                              SURVIVAL OF LIABILITY

     36. a. The Employer, and its subsidiaries or affiliates at the time of the execution of this Agreement and its transferees, successors and assigns and the persons, firms and corporations becoming members thereof subsequent to the date of the execution of this Agreement and their transferees, successors and assigns, shall be and continue to remain liable hereunder for their own obligations respectively, for and during the term hereof. The Impartial Chairman shall have the power to determine whether any person, firm or corporation is a transferee, successor or assign of the Employer.

         b. Subsidiary or affiliated firms or corporations of the Employer shall, for the purpose of this Agreement, be deemed bound by all terms of this Agreement to the extent that they are Employers of workers covered hereunder. The Impartial Chairman shall have the power to determine whether an alleged subsidiary or affiliate of the Employer is in fact such subsidiary or affiliate.

             CONTINUING OBLIGATIONS IN THE EVENT OF SALE OR TRANSFER

     37. The Employer agrees that:

         a. it shall not nor permit its subsidiaries and/or affiliates to enter into any partnership, or consolidate or merge with, or be absorbed by any person, firm or concern or sell or transfer its or their business, in whole or in part, to any other person, firm or concerns unless the new or purchasing firm agrees to be bound under this Agreement for the duration hereof and assume all of the obligations, accrued and otherwise, to the workers, the Union and the Benefit Funds hereunder and recognize the Union as the sole and exclusive bargaining agent and representative of the employees covered by this Agreement;

         b. it will, on its own behalf and on behalf of its subsidiaries and affiliates, give to the Union at least thirty (30) days written notice prior to a final closing of any transaction or disposition enumerated above, and;

         c. it and/or its subsidiaries and affiliates shall be liable to the Union and to the workers for damages, liquidated and otherwise, to be fixed by the Impartial Chairman, for any action, transaction or disposition in violation hereof; and,

         d. in the event of any transaction or disposition enumerated above, it and/or its subsidiaries and affiliates will nevertheless continue to remain individually, collectively and personally liable under all of the provisions of this Agreement for the duration hereof unless specifically released therefrom by the Union. In addition, the new firm, person or concern shall be liable and responsible to the workers, the Union and the Benefit Funds under the provisions hereof by operation of applicable and decisional law.

                         INVALIDITY OF PART OF AGREEMENT

     38. a. If any provision of this Agreement, or the enforcement or performance of such provision is or shall at any time be determined to be contrary to law by or enjoined by a court or administrative agency, then such provision shall not be applicable or enforced or performed except to the extent permitted by law. The Union and the Employer shall thereupon negotiate a substitute provision. If they are unable to agree, the Impartial Chairman shall determine such substitute provision which shall be deemed incorporated into this Agreement.

         b. If any provision of this Agreement or its application to the Employer, person or circumstance is so held invalid or enjoined, the remainder of this Agreement, or the application of such provision to other Employers, persons or circumstances, shall not be affected thereby.

         c. The interpretation and enforcement of this Agreement shall be governed by federal law and by the laws of the State of New York not inconsistent therewith.

                                NO DISCRIMINATION

     39. There shall be no discrimination in hiring, promotions or in terms and conditions of employment because of race, creed, color, national origin, sex or age.

                                EXISTING BENEFITS

     41. Existing benefits shall not be reduced during the term of this Agreement.

                                   JURY DUTY

     42. If, after one year of employment, a covered worker shall be required to serve as a juror (not as a volunteer and if not excused), he shall be entitled to receive the difference between the sums received by him for such jury service and his regular daily pay but such entitlement period shall not exceed three (3) weeks (15 working days) in any one year.

         A worker who receives notice of jury duty shall immediately notify his Employer.

                              TIME OFF FOR UNION MEETINGS

     43. The Employer agrees to grant to his covered workers up to three (3) hours time off, without loss of pay, not more than three times during each year of this Agreement, to attend meetings called and sanctioned by the Union.

                             POOR WORKING CONDITIONS

     44. When any working conditions, including, but not limited to excessive heat or cold, may adversely affect a worker's health or create unnecessary burden in the performance of the work, the Employer must correct and alleviate such situation with due diligence.

                                   FIRE DRILLS

     45. The Employer shall hold two shop fire drills in each year of this Agreement in which workers are to leave the building or move into safety areas or fire towers, as recommended by the local fire department. Workers hired in the period between drills shall be instructed as to the location of all means of egress from the shop.

                            NO MODIFICATION OR WAIVER

     46. a. The Employer and no worker or group of workers shall have the right to modify or waive any provision of this Agreement.

         b. The failure of either party to this Agreement to require strict performance of any provision of the Agreement shall not be deemed a waiver or abandonment of any of the rights or remedies provided herein for violation of the Agreement or any provision thereof; nor shall it constitute a waiver or abandonment of any right or remedy herein provided for a subsequent violation of any provision of the Agreement.

         c. The parties' Agreement dated April 27, 1993 concerning the Supply Department is hereby incorporated by reference as if fully set forth.

                                 TRANSPORTATION

     47. Transportation considerations will be as set forth in Exhibit E annexed hereto.

                              DURATION OF AGREEMENT

     48. The term of this Agreement shall be from March 16, 1996 to March 15, 1999.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

     Lechters, Inc.                    Office and Distribution Employees' Union,
                                       Local 99, U.N.I.T.E.


By: /s/ Ira S. Rosenberg               By: /s/ Christine Kerber
    ----------------------------           -------------------------------
    Ira S. Rosenberg                       Christine Kerber
    Vice President                         Manager

                                 LECHTERS, INC.
                                 VACATION POLICY
                       UNION DEMAND #7 & COMPANY DEMAND #5

Contract Paragraph 13a.

                                    VACATIONS

The vacation period shall be from FEBRUARY 1 TO SEPTEMBER 30 of each year, however, where the Employer and the employee agree on a different vacation period the Union shall not unreasonably withhold its consent. Associates may also request vacations between OCTOBER 1 AND DECEMBER 31, which will be approved and granted at a rate of five (5) persons per week, but no more than three (3) from the mezzanine and two (2) from all other departments, according to seniority, to associates who request vacations during the normal vacation scheduling period.

Vacations will be granted at the time most desired by the associate whenever possible, however, the Employer reserves the right to require alternative dates in order to ensure proper coverage for business operations. Vacation requests should be submitted for approval during the normal vacation scheduling period. No vacations will be approved with out a minimum of two (2) weeks notice.

Vacations with pay will be granted each year, as provided in this paragraph 13, to covered employees who will have the required length of employment as of Labor Day of each year, except that for covered employees with 5 years or more of seniority, the date shall be December 31.


                                                          Revised March 27, 1996


                                   EXHIBIT A

(1)                                 OVERTIME


1.0 When overtime is needed, employees shall be notified as far in advance as possible in order to allow them to make necessary preparations for working overtime and such notice shall be given no later than the employees' scheduled lunch break if overtime that day is needed.

1.1 The Union agrees that it will, through its shop committee, cooperate in having employees perform overtime work when it is requested.

1.2 The Company will request volunteers from among the employees who are capable and qualified to perform the overtime work involved. When such overtime work is necessary and there are insufficient volunteers, the employee in the department with the least seniority shall be the first to be required to work. If requested to work overtime, the employee will be required to do so during the peak season between September 1 and December 31, unless he or she has a reasonable excuse for being unable to work. Overtime during the non-peak season shall be voluntary except in the case of an emergency.

1.3. Overtime will be allocated as equally as possible among employees consistent with Section 1.2. The overtime records shall be available for inspection at the request of the Union.

1.4. Where there has been a reduction in working force in a department, no overtime shall be permitted in such department until all employees in that department who have been involuntarily laid off shall have been rehired or given the opportunity to return to work unless there is insufficient time to give notice to such laid off employees so that they may return to work.

1.5 The Company agrees that all disputes under this Article shall be the subject to the grievance and arbitration procedures of the Agreement.
------------------
(1) March 26, 1996

                                   EXHIBIT B

                                   MEMORANDUM




     TO:    Sydney Gerstein, President
            Local 99, U.N.I.T.E.
   FROM:    Ira Rosenberg, VP-Secretary/Corporate Counsel Lechters, Inc.
   DATE:    March 26, 1996
     RE.    COMPUTER TRAINING BONUS FOR WORKERS COVERED BY COLLECTIVE BARGAINING
            AGREEMENT - MARCH 16, 1996 THROUGH MARCH 15, 1999.

As per our agreement, this will be our policy regarding training bonuses paid to employees for PDTs and RF guns:

Workers who were employed with Lechters, Inc., covered under the aforementioned collective bargaining agreement as of April 1, 1996 and have not previously received a training bonus, shall be entitled to the following bonuses for successful completion of initial computer equipment training.

     1. PDTs - Upon successful completion of training on a PDT, existing employees shall receive a one time "training bonus" in the amount of $50.00, subject to all applicable payroll taxes.

     2. RF guns - Upon successful completion of training with a RF gun, existing employees shall receive a one time "training bonus" in the amount of $100.00, subject to all applicable payroll taxes.

Workers who are hired after April 1, 1996, and are covered under the aforementioned collective bargaining agreement, shall not be eligible for any bonuses for training on either a PDT or a RF gun, as it is deemed part of the work requirements.

Please countersign below and return to me the enclosed copy of this memorandum, evidencing your agreement to the foregoing information.


AGREED:

Lechters, Inc. by: ________________________        Date:________________


Local 99 by: ______________________________        Date:________________


                                   EXHIBIT C

                                 LECHTERS, INC.
[LECHTERS LETTERHEAD]          UNION PROPOSAL #15
                            "Lumper" Program Outline


1.   "Lumpers" are persons who are hired and paid for by trucking companies.

2. The service of the "lumpers" are a service that the Company is entitled to, without any additional charges, for the limited purpose of unloading trucks operated by the transportation company which hires and pays for the "lumpers."

3. The duties of the "lumpers" are strictly limited to unloading those trucks and placing the merchandise onto pallets on the receiving dock. They are not authorized to move pallets once merchandise is placed onto the pallets.

4. Pallets are provided by Lechters, but Lechters provides no other equipment to the lumpers.

5. Workers employed as "lumpers" will not work for Lechters, Inc. as a temporary employee on the same day they are working as a "lumper".

6. Lechters, Inc. will provide a list of all workers employed as "lumpers" as requested and not less than once a week.


                                                                   April 1, 1996


                                   EXHIBIT D

                                   MEMORANDUM


      TO:    Sydney Gerstein, President Local 99, U.N.I.T.E.
    FROM:    Ira Rosenberg, VP-Secretary/Corporate Counsel Lechters, Inc.
    DATE:    March 26, 1996
      RE:    SUPPLEMENTAL TRANSPORTATION FOR WORKERS COVERED BY COLLECTIVE
             BARGAINING AGREEMENT - MARCH 16, 1996 THROUGH MARCH 15, 1999.

As per our agreement, this will be our policy regarding Company provided supplemental transportation for workers covered by the aforementioned collective bargaining agreement.

It is the responsibility of each Associate to arrange their own transportation to and from work for the agreed work schedule, so as to arrive to work on time.

However, the Company does agree to provide supplemental transportation in the form of one vehicle, that will pick up and drop off workers at the Harrison PATH station for all regular warehouse shifts, and for any mandatory overtime hours.

The Company further agrees to select two (2) union associates who will be primarily responsible for driving other associates to and from the PATH station at the start and conclusion of warehouse shifts, as well as two (2) additional associates who will act as back up drivers in the event of an absence of a primary driver. It is our present intention to select one (1) primary and one
(1) back up office union associate to drive the designated vehicle in the morning and one (1) primary and one (1) back up warehouse union associate to drive the designated vehicle in the late afternoon.

Associates being considered by the Company for this responsibility, will be subject to a driving record search through the Department of Motor Vehicles. In order to be selected, associates driving record must be in "good standing," and remain in good standing through out the duration of their driving responsibilities.

Please countersign below and return to me the enclosed copy of this memorandum, evidencing your agreement to the foregoing information.

AGREED:

Lechters, Inc. by:. ______________________                 Date:________________


Local 99 by: _____________________________                 Date:________________


                                   EXHIBIT E